UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 14, 2015

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Throughout this document, AT&T Inc. is referred to as "we" or "AT&T." Due to recent organizational changes and our July 24, 2015 acquisition of DIRECTV, effective for the quarter ended September 30, 2015, we are revising our operating segments to align with the new management structure and organizational responsibilities. Our new reportable segments are:

•
The Business Solutions segment provides both wireless and wireline services to business customers and individual subscribers who purchase wireless services through employer-sponsored plans. Services utilize our wireless and wired network to provide a complete communications solution to our business customers.

•
The Entertainment and Internet Services segment provides entertainment, Internet and communications services predominantly to residential customers in the U.S. Services include video entertainment, high-speed Internet and voice services.

•
The Consumer Mobility segment provides nationwide wireless service to consumer, wholesale and resale subscribers located in the U.S. or in U.S. territories. Services utilize our U.S. wireless network to provide voice and data services, including high speed Internet, video entertainment and home monitoring services.

•
The International segment represents our recently acquired entertainment and wireless businesses in Latin America and Mexico. Video entertainment services are provided primarily to residential customers using satellite technology. Wireless services utilize our regional and national wireless networks in Mexico to provide consumer and business customers with wireless data and voice communication services. Our international subsidiaries transact in their local currency and those operating results are converted to U.S. dollars using official exchange rates. The third-quarter 2015 results from our Venezuelan subsidiary will be converted using the Sistema Marginal de Divisas (SIMADI) exchange mechanism, which was 199.65 Venezuelan bolivars per U.S. dollar at July 24, 2015. Our International segment is subject to foreign currency fluctuations.

In reconciling items to consolidated operating income, Corporate and Other will include: (1) operations that are not considered reportable segments and that are no longer integral to our operations or which we no longer actively market, including the Connecticut operations that were sold in 2014, and (2) impacts of corporate-wide decisions for which the individual operating segments are not being evaluated, including interest costs and expected return on plan assets for our pension and postretirement benefit plans.

Certain other operating expenses excluded from segments results will be separately identified as reconciling items to consolidated operating income:
•
Acquisition-related items include (1) operating items associated with the merger and integration of newly acquired businesses, and (2) the noncash amortization of intangible assets acquired in acquisitions.

•
Certain significant items include (1) noncash actuarial gains and losses from pension and other postretirement benefits, (2) employee separation charges associated with voluntary and/or strategic offers (3) abandonment or impairments of assets and (4) other items for which the segments are not being evaluated.

Interest expense and other income (expense) – net, are managed only on a total company basis and are, accordingly, reflected only in consolidated results. Therefore, these items are not included in each segment's reportable results.

Our operating assets are shared by multiple segments and consist of our wireless, wired and global satellite networks. We manage our assets on a total company basis, not by operating segment, and therefore asset information and capital expenditures by operating segment are not presented.

This change in segment presentation does not affect AT&T's consolidated statements of income, balance sheets or statements of cash flows.

As a convenience to investors who may want to consider the effects of the above in advance of third quarter earnings, AT&T today is making available the recasting of the historical segment results for the quarters and year ended 2013 and 2014 and for the quarters ended March 31, and June 30, 2015, which is provided as Exhibit 99.1 and 99.2 hereto.

AT&T's third-quarter 2015 results will include the results of the DIRECTV operations, which were acquired on July 24, 2015. DIRECTV's U.S. operations are included in our Entertainment and Internet Services segment. DIRECTV's Latin America operations and our recently acquired Mexican wireless operations are now included in our International segment. Our third-quarter 2015 results will show that, in terms of revenue, Business Solutions is our largest segment, Entertainment and Internet Services is second, Consumer Mobility is third and International is the smallest segment.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

(d)          Exhibits

99.1	Restated quarterly segment results
99.2	Reconciliation of Segment Contribution to consolidated Operating Income and consolidated Income Before Income Taxes
99.3	Restated supplemental AT&T Mobility results

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: October 14, 2015	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller